Exhibit 10.2

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made effective as of July 12, 2016 by and between Forbes Education Holdings, LLC, a Delaware limited liability company (“Forbes”), on the one hand, and Bridgepoint Education, Inc. a Delaware corporation and its wholly-owned subsidiary Ashford University, LLC, a California limited liability company (together, “Licensee”), on the other hand. Forbes and Licensee may also be referred to herein as the “Parties” and each, a “Party”.

WHEREAS, Forbes and Licensee entered into that certain License Agreement as of October 31, 2013 (the “Agreement”); and

WHEREAS, Licensee desires the ability to rebrand the Business School as the “Forbes School of Business and Technology at Ashford University” on a date to be determined by Ashford, and Forbes has agreed to grant Ashford the rights necessary to effect such rebranding; and

WHEREAS, the Parties now desire to amend the Agreement pursuant to the terms and conditions described herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Forbes and Licensee, intending to be legally bound, agree as follows:

1.Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Agreement.

2.The definition of “Licensed Activity” set forth in Exhibit A to the Agreement is hereby replaced in its entirety with the following:
“’Licensed Activity’ means (i) Ashford’s offering through the Business School of online and in-person courses, including as part of a Degree Program or Certificate Program in the fields of accountancy, economics, finance, management, marketing and any other business-related field or in any technology or information systems-related field, solely to students enrolled in a program culminating in the award of an associate, bachelor’s or master’s degree or a certificate or enrolled in a course that leads to academic credit, continuing education credit or similar credit, and (ii) such other activities as may be reasonably necessary in connection with offering such courses or that are ancillary thereto, including promotional activities (including paid search and social media (such as Twitter/Facebook), research activities, school store merchandising activities of a scope that is customary for a high-caliber educational institution, and such other activities as may be mutually agreed to by the parties from time to time.”

3.The definition of “Licensed Marks” in Exhibit B to the Agreement is hereby amended to include the following mark (which shall be referred to in this Amendment as the “Additional Licensed Mark”):
“FORBES SCHOOL OF BUSINESS AND TECHNOLOGY”

4.In accordance with Section 2.4(a)(ii) of the Agreement, Licensee hereby requests that Forbes and the Forbes Licensors apply for registration of the Additional Licensed Mark with the United States Patent and Trademark Office, and Forbes hereby confirms that such application has been/will be submitted.

5.The logos and banners attached to this Amendment as Schedule 1 are hereby approved by Forbes so long as Forbes further approves each intended use of any such logo or banner in accordance with Section 3.3 of the Agreement.

6.Forbes hereby represents and warrants to Licensee that it owns or has other rights necessary to grant to Licensee the rights to the Additional Licensed Mark as Licensed Marks under the Agreement.

7.The following sentence is hereby appended to the end of Section 7.12(a) of the Agreement:
“Licensee shall further change the name of the Business School to, and otherwise rebrand the Business School as, the “Forbes School of Business and Technology at Ashford University” on a date to be determined by Licensee in its reasonable discretion.”

8.The definition of “Revenue” set forth in Exhibit A to the Agreement is hereby deleted and replaced in its entirety with the following:
“’Revenue’ means the revenue recognized by Licensee in accordance with U.S. GAAP during a given time period that is derived from students of Ashford’s Business School who are enrolled in a program in the fields of accountancy, economics, finance, management, marketing and any other business-related field, or in any technology or information systems-related field, both online and in-person, culminating in the award of an associate, bachelor’s, master’s or doctoral degree or a certificate. For avoidance of doubt, U.S. GAAP revenue from students enrolled in a business or technology program in the Business School who take classes outside the business school (e.g. general education credits) will be deemed part of Revenue and U.S. GAAP revenue from students enrolled in non-business or non-technology programs outside of the Business School who take classes inside the business school will be deemed not part of Revenue. Notwithstanding the foregoing, Revenue also includes any income, fees or sales generated through the association of the Forbes brand with an activity of Licensee, including sale of merchandise, services, non-degree continuing education studies, event sponsorships, attendee fees and other such activities, even if such income, fees or sales are not derived from students enrolled in degree or certificate-granting programs of the Business School; provided, however, if the amount of such income, fees and sales generated through the association of the Forbes brand with the activities of Licensee that are not derived from students enrolled in degree or certificate-granting programs of the Business School is less than $100,000 in a given License Year, such income, fees and sales shall not be included in Revenue.”

9.Except as otherwise provided herein, the terms of the Agreement are unchanged by this Amendment.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.

FORBES EDUCATION HOLDINGS, LLC

By:	/s/ Michael Federle
Name:	Michael Federle
Title:	President & Chief Operating Officer
Date:	7/20/2016

BRIDGEPOINT EDUCATION, INC.

By:	/s/ Andrew Clark
Name:	Andrew Clark
Title:	President & CEO
Date:	7/6/2016

ASHFORD UNIVERSITY, LLC

By:	/s/ Craig D. Swenson
Name:	Craig D. Swenson
Title:	President & CEO
Date:	7/12/2016

Schedule 1

APPROVED LOGOS AND BANNERS

Forbes
School of Business
& Technology®

ASHFORD UNIVERSITY

Forbes School of Business
& Technology®

ASHFORD UNIVERSITY

Forbes
School *of* Business
& Technology®

ASHFORD UNIVERSITY

Forbes School *of* Business
& Technology®

ASHFORD UNIVERSITY